Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Bridges Investment Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Bridges Investment Fund, Inc. for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Bridges Investment Fund, Inc. for the stated period.

/s/ Edson L. Bridges III Edson L. Bridges III President, CEO, CIO, Bridges Investment Fund, Inc.	/s/ Brian M. Kirkpatrick Brian M. Kirkpatrick Executive Vice President, Bridges Investment Fund, Inc.

Dated: February 26, 2021	Dated: February 26, 2021

/s/ Nancy K. Dodge Nancy K. Dodge Secretary, Treasurer, CCO, Principal Financial Officer, Bridges Investment Fund, Inc.

Dated: February 26, 2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Bridges Investment Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.